                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              EDGAR ONLINE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [EDGAR(R) ONLINE(R) LOGO]

                                                           June 27, 2003

Dear Stockholder:

         On behalf of the Board of Directors of EDGAR Online, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on July 30, 2003 at 10:00 A.M. (local time) at our offices at 50 Washington Street, Norwalk, Connecticut 06854.

         At this year's meeting, you will vote on (i) the election of seven directors; (ii) ratification of the appointment of KPMG LLP as independent public accountants; and (iii) such other business as may properly come before the Annual Meeting or any adjournments thereof. We have attached a notice of meeting and a proxy statement that contains more information about these proposals.

         You will also find enclosed a proxy card appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy card as soon as possible so that your shares can be represented and voted in accordance with your instructions even if you cannot attend the Annual Meeting in person.

                                                           Sincerely,

                                                            /s/ Marc Strausberg
                                                           ---------------------
                                                           Marc Strausberg
                                                           Chairman of the Board

                               EDGAR ONLINE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD JULY 30, 2003

TO THE STOCKHOLDERS OF EDGAR ONLINE, INC.:

         We will hold the Annual Meeting of Stockholders (the "Annual Meeting") of EDGAR Online, Inc., a Delaware corporation ("EDGAR Online" or the "Company"), at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854 on July 30, 2003 at 10:00 A.M. (local time) for the following purposes:

         (1) ELECTION OF DIRECTORS. To elect seven members of the Board of Directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

         (2) RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2003; and

         (3) OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement that is attached to and made a part of this Notice. The Board of Directors has fixed June 23, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting in the manner set forth in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

         The Proxy Statement and the accompanying proxy card are being mailed beginning on or about June 27, 2003 to stockholders entitled to vote.

                                By Order of the Board of Directors

                                /s/ Susan Strausberg
                                ------------------------------------------------
                                Susan Strausberg
                                Chief Executive Officer, President and Secretary

Norwalk, Connecticut
June 27, 2003

            YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT
          CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               EDGAR ONLINE, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 30, 2003

GENERAL

         The enclosed proxy is solicited by the Board of Directors of EDGAR Online, Inc., a Delaware corporation ("EDGAR Online" or "the Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. (local time) on July 30, 2003, at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the 2002 Fiscal Year are being mailed on or about June 27, 2003 to stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SHARES

         Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on June 23, 2003 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 16,878,698 shares of Common Stock outstanding. No shares of the Company's preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. Cumulative voting is not permitted.

         Directors are elected by a plurality of the votes, which means the seven nominees who receive the largest number of properly executed votes will be elected as Directors. Shares that are represented by proxies that are marked "withhold authority" for the election of one or more Director nominees will not be counted in determining the number of votes cast for those persons. The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of KPMG LLP as the Company's independent auditors. Any other matters properly considered at the Annual Meeting will be determined by a majority of the votes cast.

VOTING OF PROXIES

         If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted "FOR" the election of the Directors proposed by the Board unless the authority to vote for the election of such Directors is withheld and, if no contrary instructions are given, the Proxy will be voted "FOR" the approval of Proposal 2 described in this Proxy Statement, and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed Proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

         The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of the Company's stock transfer agent, American Stock Transfer & Trust Company, a proxy card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. If you own shares in street name, meaning that your shares of Common Stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided.

ATTENDANCE AND VOTING AT THE ANNUAL MEETING

         If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own Common Stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

REVOCATION

         If you own Common Stock of record you may revoke a previously granted proxy at any time before it is voted by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by (ii) attending the Annual Meeting and voting in person. Any stockholder owning Common Stock in street name may change or revoke previously given voting instructions by (i) contacting the bank or brokerage firm holding the shares or by (ii) obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

TABULATION OF VOTES; QUORUM

         Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

STOCKHOLDER PROPOSALS

         Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2004 Annual Meeting of Stockholders must be received by us at our corporate headquarters between May 1, 2004 and May 31, 2004 in order to be considered at that Meeting. This notice requirement does not apply to (i) any stockholder holding at least twenty-five percent (25%) of our outstanding Common Stock or
(ii) any stockholder who has an agreement with us for the nomination of a person or persons for election to the Board of Directors. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary at our corporate headquarters.

         In addition to our bylaw provisions, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2004 Annual Meeting of Stockholders must be received by our Secretary at our corporate headquarters no later than February 28, 2004 in order to be considered for inclusion in our proxy materials for that Meeting.

         The proxy holders will have discretionary authority to vote on any stockholder proposal presented at the 2004 Annual Meeting of Stockholders if we fail to receive notice of such stockholder's proposal for the meeting by May 12, 2004.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

         The Company's By-laws provide that the number of Directors shall be seven or such other number as fixed by the Board of Directors. The Board reserves the right to increase the size of the Board as provided in the Company's By-laws.

         At the Annual Meeting, the stockholders will elect seven Directors, who have been recommended by the Nominating Committee of the Board, who will serve a one-year term until the 2004 Annual Meeting of Stockholders or until a successor is elected or appointed and qualified or until such Director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a Director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as Directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, seven Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the Annual Meeting who are present in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
NOMINEES NAMED BELOW

INFORMATION CONCERNING NOMINEES

         Certain information about each of the seven nominees is set forth below. Each Director has served continuously with the Company since his or her first election as indicated below.

                                                                                              DIRECTOR
        NAME                AGE                  POSITION                                       SINCE
        ----                ---                  --------                                       -----
Susan Strausberg (1)(4)     64       Chief Executive Officer, President, Secretary and          1995
                                     Director

Marc Strausberg (1)         68       Chairman of the Board and Director                         1995

Stefan Chopin (2)(4)        44       Director                                                   1996

Mark Maged(2)(3)(4)         71       Director                                                   1999

Benjamin Burditt (2)(3)     45       Director                                                   2003

Richard Feinstein (3)       60       Director                                                   2003

Jonathan Bulkeley           42       Director and non-executive Vice Chairman                   2003

-----------
(1) Member of the Outside Directors Compensation Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

(4) Member of the Nominating Committee.

SUSAN STRAUSBERG, a co-founder of EDGAR Online, has served as a member of the Board of Directors, Chief Executive Officer and Secretary since EDGAR Online was formed in November 1995 and as President since January 2003. From December 1994 until the formation of EDGAR Online, Ms. Strausberg was a consultant to Internet Financial Network. Ms. Strausberg served on the Board of Directors of RKO Pictures from December 1998 to May 2001. Ms. Strausberg, the wife of Mr. Strausberg, EDGAR Online's Chairman, holds a B.A. degree from Sarah Lawrence College.

MARC STRAUSBERG, a co-founder of EDGAR Online, has served as Chairman of the Board of Directors of EDGAR Online since its formation in November 1995 and President from inception until March 1999. Mr. Strausberg resigned as President upon the election of Tom Vos to this position in March 1999. In December 1994, Mr. Strausberg co-founded Internet Financial Network, an EDGAR based financial information vendor and served as IFN's co-chairman until founding EDGAR Online. From 1992 to 1994, Mr. Strausberg was the publisher of the Livermore Report, a newsletter that focused on the valuation of initial public offerings. Mr. Strausberg, the husband of Ms. Strausberg, EDGAR Online's Chief Executive Officer, holds a B.A. degree from Muhlenberg College.

STEFAN CHOPIN joined EDGAR Online as a member of the Board of Directors in 1996. He is currently the President of Pequot Group Inc., a technology development company for the financial services industry. Previously, Mr. Chopin was the Senior Vice President of Technology for iXL Enterprises, Inc., an e-business solutions provider. Prior to joining iXL in 1998, Mr. Chopin was the founder and President of Pequot Systems, a software development and consulting firm. In October 1998, Pequot was acquired by iXL Enterprises, Inc. Prior to founding Pequot Systems in November 1995, Mr. Chopin served as the Vice President of Engineering for Micrognosis, Inc., a leading provider of trading room systems.

MARK MAGED joined EDGAR Online as a member of the Board of Directors in March 1999. Since 1992, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, has engaged in various private investment banking activities in the United States and internationally. From September 1995 through May 2000, he was chairman of Internet Tradeline, Inc. From 1975 through 1983, he served as President and Chief Executive Officer of Schroder's Incorporated, which operated banking, investment banking and investment management businesses as the United States arm of Schroders PLC, an international merchant bank.

BENJAMIN BURDITT joined EDGAR Online as a member of the Board of Directors in April 2003. Mr. Burditt is currently the Senior Vice President of Scripps Ventures, LLC, a venture capital fund with $90 million invested in over 30 early stage companies, which he co-founded in 1996. From 1994 to 1996, Mr. Burditt was a Senior Vice President of United Media, a division of the E.W. Scripps Company overseeing strategy and new investments for newspaper syndication and worldwide licensing. From 1987 to 1993, Mr. Burditt was a management consultant with McKinsey & Company where he worked with large multinational corporations on a wide range of issues facing senior management. Mr. Burditt serves on the Board of Directors of several portfolio companies including Affinity Solutions, StructuredWeb, Timeless Hospitality and VipDesk. He holds an M.B.A. degree from Yale University and a B.A. degree in economics from Middlebury College. Mr. Burditt is also a commercial pilot and certified flight instructor.

RICHARD L. FEINSTEIN joined EDGAR Online as a member of the Board of Directors in April 2003. Mr. Feinstein is currently a consultant providing management and financial advice to clients in a variety of industries. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice President and Chief Financial Officer for The Major Automotive Companies, Inc. (Nasdaq: MAJR), formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. From December 1994 to December 1997, Mr. Feinstein maintained his own financial and management consulting practice. From November 1989 to December 1994, he also served as Managing Director and Chief Financial Officer of Employee Benefit Services, Inc., a benefit communications and financial services firm. Prior to 1989, Mr. Feinstein was a partner of the Audit Practice and National Director of Litigation Settlement Practice at KPMG Peat Marwick and Partner, SEC Review Department, Audit and National Director, Finance and Administration (CFO) of Main Hurdman & Co., an accounting firm. Mr. Feinstein, a CPA, holds a B.B.A. degree from Pace University.

JONATHAN BULKELEY joined EDGAR Online as non-executive Vice Chairman and a member of the Board of Directors in April 2003. Since February 1998, he has served as the non-executive Chairman of QXL ricardo plc, a leading online auction company in Europe. From February 2001 to October 2001, Mr. Bulkeley served as Chairman and CEO of LifeMinders Inc., an online direct marketing firm and served as a director of that company from August 1999 until October 2001. From January 1999 to January 2000, Mr. Bulkeley served as Chief Executive Officer of barnesandnoble.com. From March 1993 to December 1998, he was affiliated with America Online, including serving as Managing Director of the online services joint venture of AOL - U.K. and Bertelsmann Online and President of AOL - U.K. Mr. Bulkeley serves on the Board of Directors of Milliken & Co. and The Readers Digest Association as well as on the Advisory Boards of The Jordan Edminston Venture Fund, Elderstreet Capital Partners and Jerusalem Global Venture Partners. He has a B.A. degree from Yale University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings and took two actions by written consent during the fiscal year ended December 31, 2002 (the "2002 Fiscal Year"). The Board has an Audit Committee, a Compensation Committee, an Outside Directors Compensation Committee and a Nominating Committee. Each Director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such Director served during the 2002 Fiscal Year.

         The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The members of the Audit Committee are Messrs. Maged,

Burditt and Feinstein, each non-employee directors of the Company. The Audit Committee held one meeting during the 2002 Fiscal Year.

         The Compensation Committee reviews and approves the compensation and benefits of our key executive officers, administers our employee benefit plans and makes recommendations to the Board regarding such matters. The members of the Compensation Committee are Messrs. Chopin, Maged and Burditt. The Compensation Committee held one meeting during the 2002 Fiscal Year.

         The Board has also established the Outside Directors Compensation Committee and appointed Marc Strausberg and Susan Strausberg to be its members. The Outside Directors Compensation Committee has the responsibility to administer our 1999 Outside Directors Stock Option Plan. The Outside Directors Compensation Committee held one meeting during the 2002 Fiscal Year.

         The Board established a Nominating Committee in April 2003 that reviews and assesses the composition of the Board, assists in identifying potential new candidates for Director and nominates candidates for election to the Board of Directors. The Nominating Committee consists of Messrs. Chopin and Maged and Ms. Strausberg.

DIRECTOR COMPENSATION

         Directors are currently eligible to receive stock options every three years under any one of our three stock option plans: the 1996 Stock Option Plan, the 1999 Stock Option Plan and the 1999 Outside Directors' Stock Option Plan. In March 1999, each of our non-employee directors was granted options to purchase 10,000 shares of Common Stock at an exercise price of $4.50 per share under the 1996 Stock Option Plan. In August 2000, each of our non-employee directors was granted options to purchase 7,500 shares of Common Stock at an exercise price of $3.50 per share under the 1999 Stock Option Plan. In August 2002, each of our non-employee directors were granted options to purchase 10,000 shares of our Common Stock at a price of $1.75 per share under our 1999 Outside Directors Stock Option Plan. In November 2002, a Mergers and Acquisition Committee was formed consisting of Bruce Bezpa, Stefan Chopin and Mark Maged, our then current outside directors to explore a proposed transaction. Each member of the committee was paid $7,500 in 2002 and $7,500 in 2003. The transaction was not consummated, and no further payments are due to the members of this committee, which has since been terminated. In January 2003, Douglas McIntyre, a former outside director, was granted options to purchase 15,000 shares of Common Stock at an exercise price of $1.42 per share under our 1999 Outside Directors Stock Option Plan. These options were cancelled when Mr. McIntyre resigned from the Board in April 2003. In April 2003, Messrs. Burditt and Feinstein were each granted options to purchase 15,000 shares at an exercise price of $0.86 per share under our 1999 Outside Directors Stock Option Plan. Also in April 2003, Jonathan Bulkeley was granted options to purchase 75,000 shares of our Common Stock at a price of $0.86 under our 1999 Stock Option Plan. In addition, Mr. Bulkeley is paid an annual salary of $60,000 to serve as non-executive Vice Chairman of the Board of Directors.

AUDIT COMMITTEE REPORT

         On June 12, 2000, the Board adopted a charter for the Audit Committee. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of EDGAR Online's annual financial statements, reviews drafts of such statements and monitors the functioning of EDGAR Online's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

         On March 26, 2003, the Audit Committee (then consisting of Bruce Bezpa, Mark Maged and Douglas McIntyre) met to review the results of the 2002 Fiscal Year audit. During this meeting, the Audit Committee discussed the matters required to be disclosed by Statement on Auditing Standards

No. 1 with KPMG LLP, our independent public accountants ("KPMG"). KPMG delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with KPMG its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2002 and the results of the audit with the Company's management. Based upon its meetings with KPMG and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 31, 2003.

         The Audit Committee plans to meet with KPMG during the current fiscal year and in early 2004 to review the scope of the 2003 audit and other matters.

         Submitted by the Audit Committee:

         Richard Feinstein, Chairman
         Mark Maged
         Benjamin Burditt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No interlocking relationships exist between any members of the Board or the Compensation Committee of the Company and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Company had business and financial relationships with iXL Enterprises, Inc. Stefan Chopin was a Vice President of iXL Enterprises, Inc., formerly known as Pequot Systems. Our relationship with iXL is described below.

Pequot Systems (iXL)

         From our inception through February 2001, we outsourced our technology development to Pequot. During 1995, in partial payment for services rendered, Pequot received warrants to purchase shares of Common Stock at an exercise price of $.05 per share. The warrants were exercised in May 1997. In March 1998, Pequot agreed to accept shares of our Common Stock valued at $1.25 per share in partial payment for services rendered. As a result of these two transactions, Pequot received 359,384 shares of Common Stock. In 2002, 2001 and 2000, we paid Pequot a total of $0, $164,216 and $2,725,770, respectively, for services provided. As a result of the acquisition of Pequot by iXL, an unrelated company, in 1998, the shares owned by Pequot were transferred to Pequot's founders, including Stefan Chopin, the founder and President of Pequot. Mr. Chopin has been a member of our Board of Directors since 1996 and currently serves as a member of our Compensation Committee and Nominating Committee. We believe that the terms of our agreements with Pequot have been beneficial to EDGAR Online and no less favorable to EDGAR Online than terms which might be available to us from unaffiliated third parties.

INFORMATION CONCERNING EXECUTIVE OFFICERS

         The executive officers of the Company as of the date of this Proxy Statement, other than Susan Strausberg and Marc Strausberg, are identified below. Each executive officer is elected annually by the Board and serves at the pleasure of the Board.


   NAME                          AGE                    POSITION
   ----                          ---                    --------
Greg D. Adams                    42     Chief Operating Officer and Chief Financial Officer

Jay Sears                        36     Senior Vice President of Business Strategy and Development

Paul Sappington                  40     Chief Software Officer and Vice President

GREG D. ADAMS joined EDGAR Online as Chief Financial Officer in March 1999 and became Chief Operating Officer in January 2003. Mr. Adams is a Certified Public Accountant with diversified business experience in both the public and private sectors. Prior to joining EDGAR Online, Mr. Adams served as Senior Vice President Finance and Administration of PRT Group Inc., a technology solutions and services company. From 1994 to 1996, Mr. Adams was the Chief Financial Officer of the Blenheim Group Inc., a publicly held UK information technology exposition and conference management company. Prior to that, Mr. Adams worked for 11 years as an accountant with KPMG Peat Marwick. He is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Adams holds a B.B.A. degree in Accounting from the College of William & Mary.

JAY SEARS joined EDGAR Online as Vice President of Marketing and Business Development in May 1997. He is currently Senior Vice President of Business Strategy and Development for EDGAR Online. From September 1995 to April 1997, Mr. Sears was Vice President of Marketing for Wolff Media, a publisher of Internet and printed guides to the Internet. From July 1991 to August 1995, Mr. Sears was a Senior Account Supervisor at Creamer Dickson Basford, an international marketing, communications and public relations firm. Mr. Sears holds a B.A. degree from Kenyon College.

PAUL SAPPINGTON joined EDGAR Online as Vice President following EDGAR Online's acquisition of Financial Insight Systems, Inc. in October 2000 and was named Chief Software Officer of EDGAR Online in August 2001. Mr. Sappington joined FIS in 1999 and served as Senior Project Manager from 1999 until October 2000. Mr. Sappington also served as Project Manager (1997-1999), Manager of Software Development (1992-1997) and Senior Software Engineer (1987-1992) of the Research division of Thomson Financial (formally CDA Investment Technologies Inc.), a provider of computer related financial services to the institutional community. Mr. Sappington holds a B.S. degree from Bridgewater College.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

         The following table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2002, 2001 and 2000 by our Chief Executive Officer and our five most highly compensated executive officers (other than our Chief Executive Officer) (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                        ANNUAL COMPENSATION                           SECURITIES
                                                        -------------------                           UNDERLYING
   NAME AND PRINCIPAL POSITION              YEAR        SALARY        BONUS           OTHER (3)        OPTIONS (#)
   ---------------------------              ----        ------        -----           ---------        -----------
Susan Strausberg                            2002     $   152,923          ---               ---          14,000
  Chief Executive Officer and President     2001     $   149,654          ---               ---          47,500
                                            2000     $   150,000   $   20,000               ---          35,000

Marc Strausberg                             2002     $   146,885          ---               ---          14,000
  Chairman                                  2001     $   149,654          ---               ---          47,500
                                            2000     $   150,000   $   20,000               ---          35,000

Tom Vos(l)                                  2002     $   149,904          ---               ---          14,000
  Former President and Chief                2001     $   149,173          ---               ---          47,500
  Operating Officer                         2000     $   125,000   $   20,000               ---          70,000

Greg Adams                                  2002     $   149,904          ---          $ 43,049          14,000
  Chief Operating Officer and Chief         2001     $   149,173          ---          $  8,100          47,500
  Financial Officer                         2000     $   125,000   $   20,000          $  8,100          70,000

Jay Sears                                   2002     $   138,538          ---          $  6,000          12,500
  Senior Vice President                     2001     $   137,923          ---          $  5,579          15,000
  of Business Strategy and Development      2000     $   125,000   $   20,000          $  5,100          65,000

Paul Sappington (2)                         2002     $   138,907          ---               ---          62,500
  Chief Software Officer and                2001     $   136,098          ---               ---          36,000
  Vice President                            2000     $    23,366   $    5,000               ---             ---

--------------

(1) Effective January 27, 2003, Ms. Strausberg assumed the responsibilities of President and Mr. Adams assumed the responsibilities of Chief Operating Officer.

(2) Mr. Sappington joined EDGAR Online as Chief Software Officer and Vice President on October 30, 2000 at a salary of $140,000 per annum.

(3) Other compensation includes commutation allowances and a commission paid to Mr. Adams for certain sales.

Option Grants In Last Fiscal Year

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the 2002 Fiscal Year. We have never granted any stock appreciation rights.

                                                                                          POTENTIAL
                  INDIVIDUAL GRANTS (1)                                                REALIZABLE VALUE
                NUMBER OF     PERCENT OF                                              AT ASSUMED ANNUAL
                SECURITIES  TOTAL OPTIONS                                              RATES OF STOCK
                UNDERLYING    GRANTED TO      EXERCISE                                       PRICE
                  OPTIONS    EMPLOYEES IN     PRICE PER             EXPIRATION          APPRECIATION FOR
 NAME            GRANTED        2002(2)       SHARE ($)                DATE              OPTION TERM (3)
                                                                                        5%            10%
Susan             14,000         3.30%          $3.60            January 28, 2007     --(4)          --(4)
Strausberg

Marc              14,000         3.30%          $3.60            January 28, 2007     --(4)          --(4)
Strausberg

Tom Vos           14,000          3.30%         $3.27            January 28, 2012     --(4)          $18,493

Greg              14,000          3.30%         $3.27            January 28, 2012     --(4)          $18,493
Adams

Jay Sears         12,500          2.95%         $3.27            January 28, 2012     --(4)          $16,512

Paul              12,500          2.95%         $3.27            January 28, 2012     --(4)          $16,512
Sappington        50,000         11.80%         $3.25            April 5, 2012        --(4)          $67,046

(1) Each option represents the right to purchase one share of Common Stock. The options shown in this table were all granted under our 1996 and 1999 Stock Option Plans, as amended.

(2) In the 2002 Fiscal Year, we granted options to employees to purchase an aggregate of 423,775 shares of Common Stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock price growth. These amounts represent certain assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(4) Value less than zero ($0).

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

         The following table sets forth information concerning the exercise of stock options during the 2002 Fiscal Year by each of the Named Executive Officers and the fiscal year-end value of unexercised options. No options were exercised by any of the Named Executive Officers during this period.

                              NUMBER OF
                        SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          DECEMBER 31, 2002            DECEMBER 31, 2002(1)

     NAME             EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
     ----             -----------   -------------    -----------  -------------
Susan Strausberg         42,916        53,584         $   6,300      $6,300

Marc Strausberg          42,916        53,584         $   6,300      $6,300

Tom Vos                 362,918        68,583         $ 311,538      $7,538

Greg Adams              194,955        61,546         $   7,538      $7,538

Jay Sears               138,334        44,166         $  98,800         --

Paul Sappington          15,500        83,000         $   7,035      $7,035

(1) The fair market value of the Common Stock as of December 31, 2002 was $1.77.

Employment Agreements

         We entered into a five-year amended and restated employment agreement dated as of May 6, 1999 with Susan Strausberg. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Ms. Strausberg or EDGAR Online. The agreement provides for a minimum annual salary of $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Ms. Strausberg's employment is terminated (either by her or EDGAR Online) within one year thereafter, Ms. Strausberg will receive a severance benefit equal to the product of 2.99 times the sum of (1) her then applicable annual base salary and
(2) the average of her last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of her employment and for one year thereafter. In consideration of Ms. Strausberg assuming the additional responsibilities of President, the Company and Ms. Strausberg executed an amendment to her employment agreement dated March 17, 2003. Pursuant to such amendment, Ms. Strausberg's annual compensation was increased to $220,000 per annum and Ms. Strausberg was provided with a commutation allowance equal to $1,750 per month.

         We entered into a five-year amended and restated employment agreement dated as of May 6, 1999 with Marc Strausberg. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Strausberg or EDGAR Online. The agreement provides for a minimum annual salary of $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Strausberg's employment is terminated (either by him or EDGAR Online) within one year thereafter, Mr. Strausberg will receive a severance benefit equal to the product of 2.99 times the sum of (1) his then applicable annual base salary and
(2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. The Company and Mr. Strausberg executed an amendment to his employment agreement dated March 17, 2003. Pursuant to such amendment, Mr. Strausberg's annual compensation was decreased to $100,000 per annum and Mr. Strausberg was provided with a commutation allowance equal to $1,750 per month.

         We entered into a five-year amended and restated employment agreement dated June 29, 2001 with Tom Vos to serve as President and Chief Operating Officer. In March 2003, the Company and Mr. Vos entered into a Separation and Release Agreement (the "Separation Agreement") pursuant to which Mr. Vos' employment terminated with the Company as of February 24, 2003. Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Vos the following payments (i) $250,000 on or before April 16, 2003, (ii) $50,000 on or before January 15, 2004, (iii) $210,000 in 21 consecutive monthly installments of $10,000 commencing on or before April 16, 2003 and (iv) $42,000 in six (or fifteen at Mr. Vos' election) equal installments consistent with the Company's group payroll dates commencing January 2005. All of the foregoing payments are immediately due and payable upon a change of control (as defined in the employment agreement with Mr. Vos) of the Company or upon death. Mr. Vos shall also have the right on or after June 30, 2004 to demand payment in full of payments then remaining due to him under the Separation Agreement, in which event all other benefits due Mr. Vos shall terminate. The Company is also obligated to make scheduled payments in 2003, 2004 and 2005 to the Deferred Compensation Plan established for the benefit of Mr. Vos pursuant to the June 29, 2001 employment agreement. All stock options issued to Mr. Vos are fully vested as of April 25, 2003 and are exercisable through June 30, 2005. Pursuant to the Separation Agreement, Mr. Vos agreed (i) to make himself available as a consultant on an as-needed basis at the request of the Company from April 25, 2003 through June 30, 2005 for no additional consideration and (ii) to non-compete and non-solicitation provisions which are effective through March 31, 2004.

         We entered into a three-year amended and restated employment agreement dated February 1, 2002 with Greg Adams to serve as Chief Financial Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Adams or EDGAR Online. The agreement provides Mr. Adams with a minimum annual salary of $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Adams's employment is terminated (either by him or EDGAR Online) within one year thereafter, Mr. Adams will receive a severance benefit equal to the product of 2.99 times the sum of (1) his then applicable annual base salary and (2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. In consideration of Mr. Adams assuming the additional responsibilities of Chief Operating Officer, the Company and Mr. Adams executed an amendment to his employment agreement dated February 17, 2003. Pursuant to such amendment, Mr. Adams' annual compensation was increased to $195,000 per annum.

         We entered into a three-year amended and restated employment agreement dated April 13, 2001 with Jay Sears. The agreement provides Mr. Sears with a minimum annual salary of $135,000 and an annual bonus at the discretion of the Board of Directors. If Mr. Sears' employment is terminated without cause, or in the event of a change of control (as defined in the agreement), we will pay him eighteen months of his total annual compensation. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for six months thereafter in the case of the non-compete provision and one year thereafter in the case of the non-solicitation provision.

         We entered into a three-year amended and restated employment agreement dated August 1, 2001 with Paul Sappington. The agreement provides Mr. Sappington with a minimum annual salary of $140,000 and an annual bonus at the discretion of the Board. If Mr. Sappington's employment is terminated without cause, or in the event of a change of control (as defined in the agreement), we will pay him a severance benefit equal to the product of 1.5 times his annual salary plus the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter in the case of the non-compete provision and one year thereafter in the case of the non-solicitation provision.

Compensation Committee Report On Executive Compensation

         Scope of the Committee's Work

         The Compensation Committee of the Board of Directors reviews and approves the Company's executive compensation philosophy and policies and applies those policies to the compensation of executive officers. The current members of the Compensation Committee are Messrs. Chopin, Maged and Burditt, each of whom is an independent outside director. The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the Compensation Committee believes that the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Compensation Committee ensures that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance with the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Executive Compensation Philosophy and Policies

         EDGAR Online's overall compensation philosophy is to provide a total compensation package that is competitive and enables EDGAR Online to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the company.

         The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, EDGAR Online's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (2) provide compensation that will attract and retain talented professionals; (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits; and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

         In its recommendations on salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of the competitive compensation for similarly situated executives in the Company's industry.

         Executive Compensation

         Base Salary. Salaries for executive officers for 2002 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

         Bonus. The amount of cash bonuses paid to executives is partially based upon the financial results of EDGAR Online, personal and team objectives and the recommendations of the Compensation Committee. No bonuses were paid to Named Executives of the Company in 2002.

         Long-Term Incentive Awards

         The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of EDGAR Online's stockholders and encourages executives to remain in EDGAR Online's employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of EDGAR Online's financial and strategic objectives and industry practices and norms.

         Compensation of the Chief Executive Officer

         In May 1999, the Company entered into an Employment Agreement with Ms. Strausberg pursuant to which she serves as Chief Executive Officer of the Company and was paid a base salary of $152,923 for the 2002 Fiscal Year and no bonus. In consideration of Ms. Strausberg assuming the additional responsibilities of President, the Company and Ms. Strausberg executed an amendment to her employment agreement dated March 17, 2003. Ms. Strausberg's salary and other compensation and the terms of her employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in EDGAR Online's industry and in recognition of Ms. Strausberg's unique skills and importance to EDGAR Online.

         Internal Revenue Code Section 162(m) Limitation

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to EDGAR Online's executive officers in 2002 did not exceed the $1 million limit per officer. EDGAR Online's Stock Option Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:

         Stefan Chopin, Chairman
         Mark Maged
         Benjamin Burditt

                               PROPOSAL NUMBER TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Our Audit Committee has appointed the firm of KPMG LLP, independent public accountants for the Company during the 2002 Fiscal Year, to serve in the same capacity for the year ending December 31, 2003, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP.

         In the event the stockholders fail to ratify the appointment, our Audit Committee and Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee and Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

         A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT PUBLIC ACCOUNTANTS DURING THE 2002 FISCAL YEAR

         For the 2002 Fiscal Year, KPMG LLP, our independent accountant, billed the approximate fees set forth below.

         Audit Fees

         The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of the Company's consolidated financial statements as of and for the 2002 Fiscal Year and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $180,858.

         Financial Information Systems Design and Implementation Fees

         The Company did not incur any fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the 2002 Fiscal Year.

         All Other Fees

         The aggregate fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the 2002 Fiscal Year were $172,461. These fees were for non-audit services consisting primarily of tax services and services rendered in connection with potential transaction matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                                  OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) all persons who are beneficial owners of five percent (5%) or more of the Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address for those listed below is c/o EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut 06854.

                            SHARES BENEFICIALLY OWNED

                                                 NUMBER OF
         NAME OF BENEFICIAL OWNER                SHARES (1)          PERCENT
Executive Officers and Directors:

      Susan Strausberg (2)..................     2,913,294            17.12%

      Marc Strausberg (3)...................     2,913,294            17.12%

      Tom Vos (4)...........................       373,490             2.17%

      Greg Adams (5)........................       293,299             1.71%

      Jay Sears (6).........................       159,167                *

      Paul Sappington (7)...................        79,167                *

      Jonathan Bulkeley.....................        20,000                *

      Benjamin Burditt......................             -                *

      Richard Feinstein ....................             -                *

      Stefan Chopin (8)(9)..................       315,217             1.87%
         35 Godfrey Road
         Weston, CT 06883

      Mark Maged(9).........................        45,143                *
         Rue Kwadeplas, 55
         1640 Rhode Saint Genese
         Belgium

      All executive officers and directors
         as a group (11 persons)............     4,198,777            23.51%

Other 5% Stockholders:

      Albert Girod (10).....................     1,647,090             9.76%
         11105 South Glen Road
         Potomac, MD 02085

      Bowne & Co., Inc......................     1,000,000             5.92%
         345 Hudson Street
         New York, NY 10014

      Par Investment Partners, L.P (11).....       852,930             5.05%
         One Financial Center,
         Suite 1600
         Boston, MA 02111

      Austin W. Marxe/David                      2,938,404            17.15%
      Greenhouse (12).......................
         153 East 53rd Street
         New York, NY 10021

-----------

* Less than 1%.

(1) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in this table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 176,500 shares owned by Ms. Strausberg's husband, Marc Strausberg, EDGAR Online's Chairman of the Board and 2,550,426 shares owned by TheBean LLC as well as 67,584 shares issuable upon exercise of options exercisable within 60 days of the Record Date and 67,584 shares issuable upon exercise of options exercisable within 60 days of the Record Date owned by Ms. Strausberg's husband, Marc Strausberg. Ms. Strausberg is a managing member of TheBean LLC and as such she may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Ms. Strausberg disclaims beneficial ownership of the shares owned by her husband.

(3) Includes 51,200 shares owned by Mr. Strausberg's wife, Susan Strausberg, EDGAR Online's Chief Executive Officer and 2,550,426 shares owned by TheBean LLC as well as 67,584 shares issuable upon exercise of options exercisable within 60 days of the Record Date and 67,584 shares issuable upon exercise of options exercisable within 60 days of the Record Date owned by Mr. Strausberg's wife, Susan Strausberg. Mr. Strausberg is a managing member of TheBean LLC and as such he may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Mr. Strausberg disclaims beneficial ownership of the shares owned by his wife.

(4) Includes 362,584 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(5) Includes 227,584 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(6) Includes 169,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(7) Includes 49,667 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(8) Includes shares owned jointly with Barbara Chopin, his wife.

(9) Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(10) Reflects amount derived from this person's Form 4 as filed with the SEC on March 5, 2003.

(11) Reflects amount derived from this entity's Schedule 13G as filed with the SEC on February 14, 2003.

(12) Consists of the following as reported in such persons' Amendment No. 1 to
Schedule 13G as filed with the SEC on February 14, 2003: 1,561,671 shares of Common Stock and 150,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of March 20, 2003 owned by Special Situations Fund III, L.P., 1,045,933 shares of Common Stock, and 100,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of March 20, 2003 owned by Special Situations Private Equity Fund, L.P. and 80,800 shares of Common Stock owned by Special Situations Cayman Fund L.P. AWM Investment Company, Inc. is the general partner and investment adviser to the Special Situations Cayman Fund L.P. and is the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III, L.P. MG Advisors, L.L.C. is the general partner of and investment advisor to Special Situations Private Equity Fund, L.P. Austin W. Marx and David M. Greenhouse are the principal owners of AWM Investment Company, Inc., MGP Advisers Limited Partnership and MG Advisors, L.L.C.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employee Loans

         In January 2001, we loaned the sum of $400,000 to certain executives, employees and outside directors of the Company for the purpose of purchasing shares of our Common Stock from TheBean

LLC, an entity in which Susan Strausberg, our Chief Executive Officer and Marc Strausberg, our Chairman of the Board are beneficial owners. The Common Stock was purchased at a price of $1.75 per share, the closing Nasdaq market price on the date of sale. The loan was evidenced by separate loan and pledge agreements with, and three-year promissory notes of, each of the borrowers. The promissory notes are full recourse and are secured by the Common Stock purchased with the proceeds of the individual loans. The executive officers and outside directors participating in this transaction were Tom Vos ($175,000 Note and 100,000 shares), Greg Adams ($115,001 Note and 65,715 shares), Bruce Bezpa ($10,001 Note and 5,715 shares) and Mark Maged ($30,000 Note and 17,143 shares). The shares of Common Stock described in this paragraph were registered for resale pursuant to a Registration Statement on Form S-3 that was declared effective in February, 2002. Mr. Vos fully satisfied his outstanding loan in June 2003 by tendering 129,094 shares of Common Stock to the Company.

Pequot Systems (iXL)

         For information regarding our relationship with iXL, see "Compensation Committee Interlocks and Insider Participation."

Susan Strausberg and Marc Strausberg

         From time to time, we have received cash loans from and have made cash advances to Susan Strausberg and Marc Strausberg, our founders. In December 2000, we advanced the Strausbergs $250,000 which was subsequently repaid in January 2001. In July 2001, we advanced the Strausbergs $200,000 which was subsequently repaid in September 2001.

STOCK PERFORMANCE GRAPH

         The following graph compares, for the periods indicated below, a comparison of cumulative total stockholder returns for the Company, the Russell 2001 Index and a composite of the following peer group companies: Hoovers, Inc., MarketWatch, Inc., Multex Inc. and TheStreet.com, Inc.

[CUMULATIVE TOTAL RETURN GRAPH]

                                                       Cumulative Total Return
                                      ---------------------------------------------------------
                                      5/26/99     12/31/99     12/31/00    12/31/01    12/31/02
EDGAR ONLINE, INC.                     100.00       77.63        16.78       32.63       18.63
RUSSELL 2000                           100.00      116.87       113.34      116.16       92.37
PEER GROUP                             100.00       67.18         7.65        5.29        9.36

Notes:

(1) The graph covers the period commencing May 26, 1999, the effective date of the Company's initial public offering of shares of its Common Stock, to December 31, 2002.

(2) The graph assumes that $100 was invested in Common Stock of the Company on May 26, 1999, and in each index or composite, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Company became subject to the requirements of Section 16(a) on May 26, 1999. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement and the Company's Form 10-K any reporting violations with respect to the 2002 Fiscal Year which came to the Company's attention based on a review of the applicable filings required by the SEC to report the status of an officer or director, or such changes in beneficial ownership as submitted to the Company. Based solely on review of such forms received by the Company, we believe that all required reports for the 2002 Fiscal Year have been timely filed.

FORM 10-K

         The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2003. A copy of this report is included with these materials.

                                By Order of the Board of Directors

                                /s/ Susan Strausberg
                                ------------------------------------------------
                                Susan Strausberg
                                Chief Executive Officer, President and Secretary

Dated: June 27, 2003

                               EDGAR ONLINE, INC.
                                     PROXY

                 Annual Meeting of Stockholders, July 30, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               EDGAR ONLINE, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held July 30, 2003 and the Proxy Statement and appoints Susan Strausberg, Chief Executive Officer and President, and Greg Adams, Chief Financial Officer and Chief Operating Officer and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of EDGAR Online, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854 on Wednesday July 30, 2003 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side of this proxy.

     1. To elect seven directors to serve for a one-year term ending in the year 2004 or until each of their successors are duly elected and qualified;


Jonathan Bulkeley
Benjamin Burditt
Stefan Chopin
Richard Feinstein
Mark Maged
Marc Strausberg
Susan Strausberg


[_]
FOR all nominees listed at left
(except as written below to the contrary)


[_]
WITHHOLD AUTHORITY
TO VOTE for all nominees listed at left



         ______________________________________________________________
                Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided above.

2.   |_| FOR   |_|AGAINST   |_| ABSTAIN To ratify the appointment of KPMG LLP
     as independent public accountants of the Company for the fiscal year ending December 31, 2003.

3.   |_| FOR   |_|AGAINST   |_| ABSTAIN In accordance with the discretion of the
     proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF the proposal to ratify the appointment of KPMG LLP as independent public accountants. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE, TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose.

Please print the name(s) appearing
on each share certificate(s) over
which you have voting authority:    ____________________________________



Please sign your name:

_________________________       _________________________        ______
Signature(s)                    Signature if held jointly        Date